CREDIT AGREEMENT
                          dated as of December 3, 1997
                                      among
                       WESTERN PACIFIC AIRLINES, INC., as
                         Debtor and Debtor-in Possession

                                       and

                          ENERGY MANAGEMENT CORPORATION

                                       and

                       SUNDANCE VENTURE PARTNERS, L.P. II,
                                   as Lenders

                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I  DEFINITIONS; ACCOUNTING TERMS.....................................5
  Section 1.1  DEFINITIONS...................................................5
  Section 1.2  ACCOUNTING PRINCIPLES........................................12
ARTICLE II  THE CREDITS.....................................................12
  Section 2.1  THE COMMITMENTS..............................................13
  Section 2.2  BORROWINGS...................................................13
  Section 2.3  CHANGES OF COMMITMENTS.......................................13
  Section 2.4  FEES.........................................................13
  Section 2.5  USE OF PROCEEDS..............................................14
  Section 2.6  NOTES........................................................14
  Section 2.7  OPTIONAL PREPAYMENTS.........................................15
  Section 2.8  MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS..........15
ARTICLE III  PAYMENTS OF PRINCIPAL AND INTEREST.............................15
  Section 3.1  AMORTIZATION.................................................16
  Section 3.2  INTEREST.....................................................16
ARTICLE IV  PAYMENTS; COMPUTATIONS; ETC.....................................16
  Section 4.1  PAYMENTS.....................................................16
  Section 4.2  COMPUTATIONS.................................................16
  Section 4.3  MINIMUM AMOUNTS..............................................16
  Section 4.4  CERTAIN NOTICES..............................................16
ARTICLE V  SECURITY:  ADMINISTRATION PRIORITY...............................17
  Section 5.1  GRANT OF LIEN AND SECURITY INTEREST..........................17
  Section 5.2  ADMINISTRATIVE PRIORITY......................................17
  Section 5.3  GRANTS, RIGHTS AND REMEDIES CUMULATIVE.......................18
  Section 5.4  NO FILINGS REQUIRED..........................................18
  Section 5.5  SURVIVAL.....................................................18
ARTICLE VI  CONDITIONS PRECEDENT............................................19
  Section 6.1  CONDITIONS PRECEDENT.........................................19
  Section 6.2  ADDITIONAL CONDITIONS PRECEDENT..............................22
  Section 6.3  CERTIFICATION................................................22
ARTICLE VII  REPRESENTATIONS AND WARRANTIES.................................22
  Section 7.1  INCORPORATION, GOOD STANDING AND DUE QUALIFICATION...........23
  Section 7.2  CORPORATE POWER AND AUTHORITY; NO CONFLICTS..................23
  Section 7.3  LEGALLY ENFORCEABLE AGREEMENTS...............................23
  Section 7.4  LITIGATION...................................................23
  Section 7.5  TRUE AND COMPLETE DISCLOSURE.................................24
  Section 7.6  OWNERSHIP AND LIENS..........................................24
  Section 7.7  TAXES........................................................24
  Section 7.8  ERISA........................................................24
  Section 7.9  SUBSIDIARIES.................................................25
  Section 7.10  CREDIT ARRANGEMENTS.........................................25
  Section 7.11  LICENSES AND PERMITS........................................25
  Section 7.12  NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS...............25
  Section 7.13  LABOR DISPUTES AND ACTS OF GOD..............................25
  Section 7.14  INSURANCE...................................................26
  Section 7.15  GOVERNMENTAL REGULATION.....................................26
  Section 7.16  ADMINISTRATIVE PRIORITY; LIEN PRIORITY......................26
  Section 7.17  BANKRUPTCY COURT ORDER......................................26

ARTICLE VIII  AFFIRMATIVE COVENANTS.........................................26
  Section 8.1  MAINTENANCE OF EXISTENCE.....................................27
  Section 8.2  CONDUCT OF BUSINESS..........................................27
  Section 8.3  MAINTENANCE OF PROPERTIES AND EXECUTORY CONTRACTS AND LEASES.27
  Section 8.4  MAINTENANCE OF RECORDS.......................................27
  Section 8.5  MAINTENANCE OF INSURANCE.....................................27
  Section 8.6  COMPLIANCE WITH LAWS.........................................27
  Section 8.7  RIGHT OF INSPECTION..........................................28
  Section 8.8  REPORTING REQUIREMENTS.......................................28
  Section 8.9  FURTHER ASSURANCES...........................................29
  Section 8.10  BOARD REPRESENTATION........................................30
ARTICLE IX  NEGATIVE COVENANTS..............................................30
  Section 9.1  DEBT.........................................................30
  Section 9.2  LIENS........................................................30
  Section 9.3  FINAL BANKRUPTCY COURT ORDER; ADMINISTRATIVE PRIORITY; LIEN
  PRIORITY; PAYMENT OF CLAIMS...............................................31
  Section 9.4  DIVIDENDS....................................................32
  Section 9.5  MERGERS, ETC.................................................32
  Section 9.6  SALE OF ASSETS...............................................32
  Section 9.7  LOCATION OF PROPERTIES.......................................33
  Section 9.8  INVESTMENTS AND ACQUISITIONS.................................33
  Section 9.9  OTHER PAYMENTS...............................................33
  Section 9.10  FISCAL YEAR.................................................33
ARTICLE X  EVENTS OF DEFAULT................................................33
  Section 10.1  EVENTS OF DEFAULT...........................................33
  Section 10.2  CONSEQUENCES OF AN EVENT OF DEFAULT.........................35
  Section 10.3  CERTAIN REMEDIES............................................36
ARTICLE XI  MISCELLANEOUS...................................................37
  Section 11.1  AMENDMENTS AND WAIVERS......................................37
  Section 11.2  BINDING EFFECT..............................................37
  Section 11.3  THE LENDER AS PARTY IN INTEREST.............................38
  Section 11.4  EXPENSES AND INDEMNITIES....................................38
  Section 11.5  ASSIGNMENT: PARTICIPATION...................................39
  Section 11.6  NOTICES.....................................................39
  Section 11.7  TABLE OF CONTENTS; HEADINGS.................................39
  Section 11.8 SEVERABILITY.................................................39
  Section 11.9  COUNTERPARTS................................................40
  Section 11.10  INTEGRATION................................................40
  Section 11.11  GOVERNING LAW..............................................40
  Section 11.12  WAIVER OF JURY TRIAL.......................................40


EXHIBITS

Exhibit A-1.-     Tranche A Notes
Exhibit A-2.-     Tranche B Note
Exhibit B...-     Security and Pledge Agreement
Exhibit C...-     Budget [INTENTIONALLY DELETED]
Exhibit D...-     Bankruptcy Order
Exhibit E-1.-     Opinion of Borrower's General Counsel
Exhibit E-2.-     Opinion of Borrower's Bankruptcy Counsel
Exhibit F...-     Term Sheet [INTENTIONALLY DELETED]

SCHEDULES

      Schedule I-       Subsidiaries and Investments
      Schedule II-      Credit Arrangements
      Schedule III-     Licenses and Consents
      Schedule IV-      Insurance
      Schedule V-       Taxes
      Schedule VI-      Liens

          CREDIT AGREEMENT dated as of December 3, 1997 by and among WESTERN PACIFIC AIRLINES, INC., a corporation organized under the laws of Delaware and a debtor and debtor-in-possession (the "BORROWER"), ENERGY MANAGEMENT CORPORATION, ("Energy "), a Colorado corporation, and SUNDANCE VENTURE PARTNERS, L.P., II, ("Sundance") a Delaware limited partnership (each a "LENDER " and collectively, the "LENDERS" or their assigns as set forth in Section 11.5 hereof).

          The Borrower filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code on October 5, 1997 (the "PETITION DATE"). The Borrower has requested the Lenders to provide the Borrower with a $30,000,000 multiple draw term loan facility available in two tranches and, subject to the terms and conditions set forth herein, the Lenders have agreed to provide such facility.

          NOW THEREFORE, the parties hereto hereby agree, effective upon the Effective Date (as hereinafter defined), as follows:

                                    ARTICLE I

                          DEFINITIONS; ACCOUNTING TERMS

            Section 1. 1 DEFINITIONS. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and VICE VERSA):

            "ACQUISITION" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower and/or any of its Subsidiaries (in one transaction or as the most recent transaction in a series of transactions) directly or indirectly acquires
(a) the business of, or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) ownership or control of any corporation, partnership, joint venture or joint adventure.

            "AGREEMENT" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

            "AVOIDANCE ACTION PROCEEDS" shall mean recoveries received by the Borrower from claims arising under Sections 544, 545, 547, 548, 550 or 553 of the Bankruptcy Code.

            "BANKING DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are authorized or required to close in either New York City or Denver, Colorado.

            "BANKRUPTCY CODE" shall mean title 11 of the United States Code, as amended.

            "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of Colorado or such other court having original jurisdiction over the Chapter 11 Case.

            "BANKRUPTCY ORDER" shall mean an order of the Bankruptcy Court approving this Agreement and the extensions of credit made and to be made to the Borrower in accordance with this Agreement in a form reasonably acceptable to the Majority Lenders.

            "BAR DATE" shall mean the date by which creditors of, and holders of equity interest in, the Borrower must file proofs of claim or interests, as the case may be, in respect of claims or interests arising prior to the Petition Date.

            "BORROWER" shall have the meaning assigned to such term in the preamble hereto.

            "BORROWING" means a borrowing hereunder of a Loan.

            "BUDGET" shall mean a budget for the Borrower in form and substance reasonably satisfactory to the Majority Lenders for the period commencing on or about the Subsequent Advance Date and ending on or about the Termination Date, as the same may be amended, modified or supplemented from time to time with Majority Lenders' consent, which shall not be unreasonably withheld.

            "CAPITAL EXPENDITURES" means, for any period, the Dollar amount of gross expenditures (including Capital Lease Obligations) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period.

            "CAPITAL LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "CARVE-OUT EXPENSES" shall mean (i) amounts payable pursuant to 28 U.S.C. Section 1930(a)(6); (ii) with respect to fees and expenses incurred prior to the occurrence and continuation of a Default or Event of Default, which Default or Event of Default is neither cured by the Borrower nor waived by the Lenders (a) allowed fees and expenses of professionals retained pursuant to
Section 327 of the Bankruptcy Code up to, but not exceeding [$1,000,000] in the aggregate (inclusive of any holdbacks); and (b) allowed fees and expenses of professionals retained pursuant to Section 1103 of the Bankruptcy Code and the out-of-pocket costs and expenses of the individual members of the Creditors Committee up to, but not exceeding $350,000 in the aggregate (inclusive of any holdbacks); and (iii) allowed fees and expenses of professionals retained pursuant to Section 327 of the Bankruptcy Code to the extent incurred in the liquidation of the Collateral with the consent of the Lenders; PROVIDED, HOWEVER, that no fees and expenses incurred in connection with actions adversely affecting the rights and interests of the Lenders under this Credit Agreement or otherwise shall be deemed "Carve-Out Expenses."

            "CHAPTER 11 CASE" shall mean the Borrower's reorganization case under chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" shall have the meaning assigned to such term in the Security and Pledge Agreement.

            "COMMITMENTS" shall mean the Tranche A Commitment and the Tranche B Commitment.

            "CONSOLIDATED SUBSIDIARY" means any Subsidiary, including Mountain Air, whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

            "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

            "COS  TERMINAL"  shall  have the  meaning  assigned  to such term in
Section 2.8(a) hereof.

            "CREDITORS'   COMMITTEE"  shall  mean  the  official   committee  of
unsecured creditors appointed in the Chapter 11 Case pursuant to Section 1102 of the Bankruptcy Code.

            "DEBT" of any Person shall mean, at any date (without  duplication):
(a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable or other administrative expenses arising in the ordinary course of business of such Person (or during the chapter 11 proceedings of such Person), provided the same are not overdue in a material amount or are being contested in good faith; (c) all Capital Lease Obligations of such Person; (d) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Persons; (e) all Debt of others Guaranteed by such person; (f) all obligations of such Person in respect of letters of credit, acceptances or surety or other similar bonds, whether contingent or otherwise; and (g) obligations in respect of any Interest Rate Protection Agreement.

            "DEFAULT" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

            "DISCLOSURE STATEMENT" shall mean a disclosure statement in respect of the Plan of Reorganization within the meaning of Section 1125 of the Bankruptcy Code in form and substance reasonably satisfactory to the Majority Lenders, as the same may be amended, modified and supplemented from time to time with the express written joinder or consent of the Majority Lenders, which shall not be unreasonably withheld.

            "DISPOSITION" means any sale, assignment, lease, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any Person.

            "DOLLARS" and the sign "$" mean lawful money of the United States of America.

            "EFFECTIVE  DATE"  shall  have the  meaning  attributed  thereto  in
Section 6.1(a) hereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

            "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

            "EVENT OF DEFAULT" has the meaning given such term in Section
10.1 hereof.

            "EXTENSION  FEE" shall  have the  meaning  assigned  to such term in
Section 2.4(c) hereof.

            "FACILITY DOCUMENTS" means this Agreement, the Notes and the Security Documents.

            "FINAL ORDER" shall mean an order of a court the implementation or operation or effect of which has not been stayed and as to which the time to appeal or seek review or rehearing or writ of certiorari has expired and as to which no appeal or petition for review or rehearing or certiorari has been taken or is pending.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

            "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

            "INTERIM ORDER" shall mean an order of the Bankruptcy Court, if any, in form and substance satisfactory to the Majority Lenders approving this Agreement and all or a portion of the extension of credit to be made by the Lenders in accordance with this Agreement on an interim basis, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Majority Lenders, which shall not be unreasonably withheld.

            "INVESTMENT" in any Person shall mean: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and (b) any deposit with, or advance, loan or other extension of credit to, such Person (but excluding any advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business).

            "LENDER" shall have the meaning assigned to such term in the preamble hereto.

            "LIEN" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

            "LOANS" means the Tranche A Loans and the Tranche B Loans.

            "MAJORITY LENDERS" shall mean Lenders having at least 51% of the sums of (a) aggregate amount of the unused Commitments and (b) the aggregate outstanding principal amount of the Loans, in each case, on the date of determination.

            "MOUNTAIN AIR" shall mean Mountain Air Express, Inc., a Delaware corporation and a debtor and debtor-in-possession.

            "MULTIEMPLOYER PLAN" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "NET AFTER-TAX PROCEEDS" means, with respect to any Disposition, the gross proceeds received by the Borrower or any Subsidiary from such Disposition less all reasonable legal, title, recording, sales and transfer tax expenses, commissions and income taxes, if any, in connection therewith and any amounts applied to the repayment of Permitted Debt secured by a Permitted Lien on the assets or property disposed of.

            "NOTES" shall mean, collectively, the Tranche A Notes and the Tranche B Note.

            "OBLIGATIONS" shall mean all indebtedness, obligations and liabilities of the Borrower to any Lender incurred under or related to this Agreement, the Notes or any other Facility Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including the principal amount of Loans outstanding, together with interest thereon, and all expenses, fees and indemnities hereunder or under any other Facility Document, including amounts due under Section 11.4 hereof and similar agreements contained in the other Facility Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Notes, or any other Facility Document.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "PERMITTED  DEBT"  shall  mean the Debt  described  in clause (b) of
Section 9.1 hereof.

            "PERMITTED INVESTMENTS" of any Person shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or trust company organized under the laws of the United States of America or any state and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; and (d) Investments outstanding on the Petition Date and listed on Schedule I hereto.

            "PERMITTED  LIENS"  shall mean the Liens  described in clause (b) of
Section 9.2 hereof.

            "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "PETITION DATE" shall have the meaning assigned to such term in the preamble hereto.

            "PLAN" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

            "PLAN OF REORGANIZATION" shall mean a plan of reorganization for the Borrower incorporating the terms and provisions acceptable to the Majority Lenders in all material respects, in its sole discretion, as the same may be amended, modified and supplemented from time to time with the express written consent or joinder of the Majority Lenders, which shall not be unreasonably withheld.

            "PLEDGED STOCK" shall have the meaning assigned to such term in the Security and Pledge Agreement.

            "POST-DEFAULT RATE" shall mean, in respect of any principal of any Obligation or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 16%.

            "PRIME RATE" means, for any day, that rate of interest from time to time publicly announced by The Chase Manhattan Bank in New York, New York or its successor as its "prime" commercial lending rate as in effect for such day.

            "SECURITY AND PLEDGE AGREEMENT" shall mean a Security and Pledge Agreement executed by the Borrower in favor of the Lenders, substantially in the form of Exhibit B hereto and covering the collateral identified therein, as the same shall be amended, modified and supplemented and in effect from time to time.

            "SECURITY DOCUMENTS" shall mean, collectively, the Security and Pledge Agreement, all Uniform Commercial Code financing statements required by this Agreement or the Security and Pledge Agreement which have been or will be filed with respect to the security interests in personal property and fixtures created pursuant thereto, and all additional security agreements, mortgages or Uniform Commercial Code financing statements heretofore or hereafter delivered or filed, as the case may be, by the Borrower pursuant to the terms of this Agreement or the Security and Pledge Agreement.

            "SUBSEQUENT ADVANCE DATE" shall have the meaning assigned to such term in section 6.1(b) hereof.

            "SUBSIDIARY" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person. Notwithstanding the foregoing, except as otherwise provided herein, all references herein to any Subsidiary of the Borrower shall not include Mountain Air.

            "TERMINATION DATE" shall mean the earlier of (a) March 16, 1998 unless the Borrower shall have paid to the Lender the Extension Fee, in which case April 16, 1998 and (b) consummation of the Plan of Reorganization.

            "TERMINATION EVENT" shall mean (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "TRANCHE A COMMITMENT" shall mean the obligation of any Lender to make Tranche A Loans in an aggregate principal amount not to exceed the amount as follows: Sundance in the amount of $4,000,000 and Energy in the amount of $6,000,000. The aggregate principal amount on the date hereof of the Tranche A Commitments is $10,000,000.

            "TRANCHE A LOANS" shall mean the Loans provided for in Section 2.1(a) hereof.

            "TRANCHE A NOTES" shall mean the  promissory  notes  provided for by
Section 2.6(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case, as the same shall be modified and supplemented and in effect from time to time.

            "TRANCHE B COMMITMENT" shall mean the obligation of Tranche B Lender to make Tranche B Loans to the Borrower in the aggregate principal amount not to exceed $20,000,000.

            "TRANCHE B LENDER" shall mean (a) on the date hereof, Energy and (b) any Lender from time to time holding Tranche B Loans and/or Tranche B Commitments after giving effect to any assignments thereof permitted under
Section 11.5 hereof.

            "TRANCHE B LOANS" shall mean the Loans provided for in Section 2.1(b) hereof.

            "TRANCHE B NOTE"  shall mean the  promissory  note  provided  for in
Section 2.6(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case, as the same shall be modified and supplemented and in effect from time to time.

            "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

            Section 1. 2 ACCOUNTING PRINCIPLES. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered hereunder shall be made and prepared in accordance with GAAP and all accounting and financial terms shall have the meanings ascribed to such terms by GAAP.

                                   ARTICLE II

                                  THE CREDITS

            Section 2. 1      THE COMMITMENTS.

                  ( a) Subject to the terms and conditions set forth herein, each Lender agrees to make a single Tranche A Loan to the Borrower on December 4, 1997 in an amount not to exceed $6,000,000 for Energy and $4,000,000 for Sundance. Tranche A Loans once repaid or prepaid may not be reborrowed.

                  ( b) Subject to the terms and conditions set forth herein, Tranche B Lender agrees to make one or more multiple draw Tranche B Loans to the Borrower from time to time during the period from the Subsequent Advance Date through the Termination Date in an aggregate principal amount not to exceed the Tranche B Commitment. Tranche B Loans once repaid or prepaid may not be reborrowed.

                  ( c) Notwithstanding anything herein to the contrary, the Lenders shall have no obligation to make Loans hereunder in excess of the amounts authorized in the Chapter 11 Case and any reference herein to the amount of any Commitments shall be automatically reduced to the amounts so authorized.

            Section 2. 2 BORROWINGS. The Borrower shall give the Lenders notice of each Borrowing of Loans hereunder as provided in Section 4.4 hereof. On the date specified for each Borrowing hereunder, the Lenders shall, subject to the terms and conditions of this Agreement, make available the amount of such Borrowing to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated for such purpose from time to time by the Borrower.

            Section 2. 3      CHANGES OF COMMITMENTS.

                  ( a) The Commitments shall be automatically reduced to zero on the Termination Date.

                  ( b) The Borrower shall have the right at any time or from time to time (i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the unused amount of the Commitments; PROVIDED that (x) the Borrower shall give notice of each such termination or reduction as provided in Section 4.4 hereof and (y) each partial reduction shall be in an amount at least equal to $500,000 or in multiples of $100,000 in excess thereof.

                  ( c) The Commitments once terminated or reduced may not be reinstated.

            Section 2. 4      FEES.

                  ( a) COMMITMENT FEES. The Borrower shall pay to each Lender a commitment fee on the daily average unused amount of such Lender's Commitments, for the period from and including the date of this Agreement but not including the earlier of the date such Commitments are terminated and the Termination Date, at a rate per annum equal to 1/2 of 1%. Accrued commitment fees shall be payable on the last day of each month and on the earlier of the date the Commitments are terminated and the Termination Date.

                  ( b) FACILITY FEE. The Borrower shall pay to the Lenders (pro rata in accordance with each Lender's percentage interest in the Commitments) a facility fee of $250,000, $125,000 of which was previously approved in the Chapter 11 Case and paid on November 24, 1997, the remaining portion to be paid on or before the Effective Date.

                  ( c) EXTENSION FEE. If the Loans are not repaid in full on or before March 16, 1998, then the Borrower shall pay to the Lenders (pro rata in accordance with their Commitments) as an extension fee the sum of $500,000 (the "EXTENSION FEE").

                  ( d) TERMINATION FEE. The Borrower shall pay to the Lenders (pro rata in accordance with their Commitments) a termination fee in the amount of $150,000 if the Bankruptcy Court enters an order approving debtor-in-possession financing for the Borrower instead of or in addition to the Loans provided for herein.

                  ( e) OTHER. If on or after the Effective Date (i) the Bankruptcy Court enters an order approving a plan of reorganization for the Borrower, other than the Plan of Reorganization, (ii) the Borrower supports or fails to contest a plan of reorganization filed by a Person other than the Borrower, (iii) the Borrower files a plan of reorganization, other than the Plan of Reorganization, or a modification to, or another version of, the Plan of Reorganization, in each case, that is not reasonably acceptable to the Lender or
(iv) the Borrower is liquidated or all or substantially all of its material assets transferred under either chapter 7 or chapter 11 of the Bankruptcy Code, then (x) the Borrower shall pay to the Lenders (pro rata in accordance with their Commitments) in cash the sum of $1,000,000, and (y) upon the occurrence of the Subsequent Advance Date, the Lenders shall be entitled, on a pro rata basis, to 10% of all equity interests of the Borrower, as reorganized, issued pursuant to a plan of reorganization other than the Plan of Reorganization for the Borrower.

            Section 2. 5 USE OF PROCEEDS. The Borrower hereby covenants, represents and warrants that the proceeds of the Loans made to it will be used solely as follows: (i) up to $6,000,000 of the Tranche A Commitment (or such additional amounts as to which the Lenders may agree) and amounts available under the Tranche B Commitment may be used by the Borrower to satisfy its obligations under Section 1110 of the Bankruptcy Code as set forth in the Budget; (ii) for the payment of professional fees and expenses under Sections 330, 331 and 1103 of the Bankruptcy Code, including the out-of-pocket costs and expenses of individual members of the Creditors' Committee, accrued, but unpaid, as of December 1, 1997 and any Carve-Out Expenses; and (iii) the balance to fund the Borrower's working capital needs in the ordinary course of the Borrower's businesses and for other general corporate purposes of the Borrower, in each case, on and after the Subsequent Advance Date, solely in accordance with the Budget. The Borrower may not disburse the proceeds of any Loan to any subsidiary or affiliate or use the same to make Acquisitions or Investments.

            Section 2. 6      NOTES.

                  ( a) The Tranche A Loans made by the Lenders hereunder shall be evidenced by two promissory notes of the Borrower in substantially the form of Exhibit A-1 hereto, dated as of the date hereof, payable to the respective Lender in a principal amount equal to such Lender's Tranche A Commitment as originally in effect and otherwise duly completed. The date and amount of the Tranche A Loan made by each Lender to the Borrower, and each payment or prepayment made on account of the principal thereof, shall be recorded by the respective Lender on its books and, prior to any transfer of such Tranche A Note, endorsed by such Lender on the schedule attached to such Tranche A Note or any continuation thereof; PROVIDED, HOWEVER, that any failure by such Lender to make any such notation shall not affect the obligations of the Borrower hereunder or under such Tranche A Note in respect of such obligations.

                  ( b) The Tranche B Loans made by Tranche B Lender hereunder shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-2 hereto, dated as of the date hereof, payable to Tranche B Lender in a principal amount equal to the amount of the Tranche B Commitment as originally in effect and otherwise duly completed. The date and amount of each Tranche B Loan made by Tranche B Lender to the Borrower, and all payments and prepayments made on account of the principal thereof, shall be recorded by Tranche B Lender on its books and, prior to any transfer of the Tranche B Note, endorsed by Tranche B Lender on the schedule attached to such Tranche B Note or any continuation thereof; PROVIDED, however, that any failure by Tranche B Lender to make any such notation shall not affect the obligations of the Borrower hereunder or under such Tranche B Note in respect of such obligations.

            Section 2. 7 OPTIONAL PREPAYMENTS. Subject to Section 4.3 hereof, the Borrower shall have the right to prepay the Obligations, at any time or from time to time, PROVIDED the Borrower shall give the Lenders notice of each such prepayment as provided in Section 4.4 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

            Section 2. 8      MANDATORY PREPAYMENTS AND REDUCTIONS OF
COMMITMENTS.

                  ( a) SALE OF ASSETS. Without limiting the obligation of the Borrower to obtain the consent of the Majority Lenders pursuant to Section 9.6 hereof to any Disposition not otherwise permitted hereunder, no later than 5 Banking Days prior to the occurrence of any such Disposition, the Borrower will deliver to the Majority Lenders a statement, certified by a senior officer of the Borrower, in form and detail satisfactory to the Majority Lenders, of the estimated amount of the Net After-Tax Proceeds to be received in respect of such Disposition and, to the extent such Net After-Tax Proceeds (when taken together with the Net After-Tax Proceeds of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.8(a)) shall exceed $500,000, the Borrower will prepay the principal of any Loans then outstanding, on a pro rata basis, in an aggregate amount equal to 100% of the Net After-Tax Proceeds of such Disposition (together with 100% of the Net After-Tax Proceeds of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.8(a); provided, however, that the provisions of this Section 2.8(a) will not apply to the sale by Borrower of that certain property commonly known as the "Western Pacific Satellite Terminal" and located at Colorado Springs Airport (the "COS TERMINAL").

                  ( b) EXCEEDING COMMITMENTS. If at any time the Loans outstanding hereunder exceed the Commitments then available, then the Borrower shall immediately repay the Loans in the amount of such excess.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

            Section 3. 1      AMORTIZATION.

                  ( a) To the extent not due and payable earlier pursuant to the term of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Termination Date.

            Section 3. 2      INTEREST.

                  ( a) The Borrower hereby promises to pay to each Lender interest on the unpaid principal amount of each Loan made by such Lender, for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the Prime Rate (as in effect from time to time) plus 2 1/2%.

                  ( b) Notwithstanding the foregoing, the Borrower hereby promises to pay to each Lender interest on the Loans at the Post-Default Rate
(i) upon the occurrence and during the continuance of an Event of Default hereunder and (ii) on any principal of any Loan and on any other amount payable by the Borrower hereunder or under the Notes which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

                  ( c) Accrued interest on the Loans shall be payable monthly on last Banking Day of each calendar month.

                  ( d) Notwithstanding anything herein to the contrary, interest payable at the Post-Default Rate shall be payable in cash from time to time on demand.

                                   ARTICLE IV

                          PAYMENTS; COMPUTATIONS; ETC.

            Section 4. 1      PAYMENTS.

                  ( a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower to the Lenders under this Agreement, the Notes and the other Facility Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, into an account designated by the Majority Lenders from time to time not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day).

                  ( b) The Borrower shall, at the time of making any payment or prepayment under this Agreement or any Note, specify to the Lenders the Obligations or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, then the Lenders shall apply such amounts to reduce pro rata the principal amount of the Loans then outstanding or if an Event of Default has occurred and is continuing, the Lenders shall apply the amount of such payment in the manner provided in Section 5.8 of the Security and Pledge Agreement.

                  ( c) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Banking Day, such date shall be extended to the next succeeding Banking Day, and interest shall be payable for any principal so extended for the period of such extension.

            Section 4. 2 COMPUTATIONS. Interest hereunder shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

            Section 4. 3      MINIMUM AMOUNTS.  Each Borrowing hereunder or
optional partial prepayment of principal of the Loans shall be in an amount at least equal to $500,000 or in multiples of $100,000 in excess thereof.

            Section 4. 4 CERTAIN NOTICES. Notices by the Borrower to the Lenders of terminations or reductions of the Commitments, of Borrowings and of optional prepayments of the Obligations shall be irrevocable and shall be effective only if received by the Lender not later than 12:00 noon New York time (or, in the case of the Tranche A Loan, 5:00 p.m. New York time) on the number of Banking Days prior to the date of the relevant termination, reduction, borrowing or prepayment specified below:

                  Notice                      Number of
                                             Banking Days
                                                Prior
     ---------------------------------      ---------------
     Termination or reduction of            2
     Commitments
     Borrowing or prepayment of Loans       1

    Each such notice of termination or reduction shall specify the amount and type of the Commitment to be terminated or reduced. Each notice of optional prepayment shall specify the amount and type of Loan to be prepaid, and each such notice of Borrowing shall specify the type of Loan to be borrowed (subject to Section 4.3 hereof) and the date of borrowing or optional prepayment (which shall be a Banking Day).





                                    ARTICLE V

                        SECURITY: ADMINISTRATION PRIORITY

            Section 5. 1      GRANT OF LIEN AND SECURITY INTEREST.

                  ( a) Pursuant to this Agreement and the Security Documents, but subject to the proviso in Section 2.1 of the Security Agreement, the Borrower hereby assigns, pledges, transfers, grants, confirms and sets over unto the Lenders, and hereby grants and creates in favor of the Lenders a security interest in and to, the Collateral, including all of the property, assets or interests in property or assets of the Borrower of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created, including without limitation all property of the estates (within the meaning of the Bankruptcy Code) of the Borrower, including proceeds of any Avoidance Action and proceeds of any kind resulting from any disposition of any Aircraft Leasehold (as defined in the Security and Pledge Agreement), including proceeds in respect of any assumption and assignment of any Aircraft Leasehold, and including but not limited to any consideration payable by assignees to the Borrower for the right to obtain the assignment or any reimbursement to the Borrower of security deposits or maintenance reserves resulting from the assignee's assumption and performance of the obligation to pay such deposits or reserves and all proceeds, rents, products and profits of any of the foregoing.

                  ( b) The liens and security interests in favor of the Lenders referred to in Section 5.1(a) and under the Security Documents hereof shall be valid and perfected liens and security interests, prior to all other liens and interests, other than Permitted Liens. Except as provided in Section 5.5(a) hereof and in Section 11.4 hereof, such liens and security interests and their priority shall remain in effect until the Commitments have been terminated and all Obligations have been repaid in cash in full.

            Section 5. 2 ADMINISTRATIVE PRIORITY. The Borrower hereby agrees that the Obligations of the Borrower shall constitute allowed administrative expenses in the Chapter 11 Case having super-priority status under Section 364(c)(1) of the Bankruptcy Code over all other administrative expenses and unsecured claims against the Borrower now existing or hereafter arising of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b), 506(c), 726(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses. Notwithstanding the foregoing, the Lenders shall have no right of recoupment or other right of recovery with respect to (i) any payments made in respect of fees and expenses of professionals under Sections 330, 331 and 1103 of the Bankruptcy Code, including the out-of-pocket costs and expenses of individual members of the Creditors' Committee, accrued, but unpaid, as of December 1, 1997 (nothing contained herein shall prevent the Lender from objecting to the allowance of any fees and expenses of such professionals); (ii) any Carve-Out Expenses; (iii) court-approved adequate protection payments in the nature of prepayments or substantially contemporaneous payments for goods and services provided to the Borrower; and (iv) any other administrative expenses paid or incurred by the Borrower in the ordinary course of business during the Chapter 11 Case.

            Section 5. 3 GRANTS, RIGHTS AND REMEDIES CUMULATIVE. The liens and security interests granted pursuant to Section 5.1(a) hereof and the Security Documents and the administrative priority granted pursuant to Section 5.2 hereof may be independently granted by the Facility Documents, the Interim Order, the Bankruptcy Order and by other agreements hereafter entered into. This Agreement, the other Facility Documents, the Interim Order, the Bankruptcy Order and such other agreements hereinafter entered into supplement each other, and the grants, priorities, rights and remedies of the Lenders hereunder and thereunder are cumulative. If there is any conflict between the Security Documents on the one hand and the Interim Order or Final Order on the other hand, the Interim Order or Final Order shall be controlling.

            Section 5. 4 NO FILINGS REQUIRED. The liens and security interests referred to in Section 5.1(a) hereof and in the other Facility Documents shall be deemed valid and perfected by entry of the Interim Order or the Bankruptcy Order, as the case may be, whichever occurs first. The Lenders shall not be required to file any financing statements, notices of lien, mortgages or similar instruments in any jurisdiction or filing office, or to take possession of any Collateral or to take any other action in order to validate or perfect the Liens and security interests granted by or pursuant to this Agreement, the Interim Order or the Bankruptcy Order, as the case may be, or any other Facility Document. If any Lender shall, in its sole discretion, from time to time choose to file such financing statements, notices of lien, mortgages or similar instruments, take possession of any Collateral, or take any other action to validate or perfect any such security interests or liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of the Interim Order or, if no Interim Order is obtained, the Bankruptcy Order.

            Section 5. 5 SURVIVAL. The liens, security interests, lien priorities, administrative priorities and other rights and remedies granted to the Lenders pursuant to this Agreement and the other Facility Documents (specifically including but not limited to the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Debt by the Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Chapter 11 Case, or the appointment of a chapter 11 or chapter 7 trustee, or, with respect to any Loans then outstanding, any modification, amendment or reversal or stay of the Interim Order or the Bankruptcy Order, as the case may be, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act of omission:

                  ( a) except for the Carve-Out Expenses which shall have priority over the Obligations, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Case or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of any Lender against the Borrower in respect of any Obligation;

                  ( b) the Liens and security interests in favor of the Lenders set forth in Section 5.1(a) hereof and in the Facility Documents shall constitute valid and perfected first priority Liens and security interests, subject only to the Permitted Liens to which such Liens and security interests hereunder shall be subordinate and junior, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

                  ( c) the Liens and security interests in favor of the Lenders set forth in Section 5.1(a) hereof and in the Facility Documents shall be valid and perfected without the necessity that the Lender file financing statements, notices of lien, mortgages or otherwise perfect its Liens and security interests under applicable nonbankruptcy law except for such Collateral as is or may hereafter be located outside of the territorial limits of the United States of America to the extent that the same may not be subject to the jurisdiction of the Bankruptcy Court.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

            Section 6. 1      CONDITIONS PRECEDENT.

                  ( a) TRANCHE A LOANS. The obligation of each Lender to make Tranche A Loans available hereunder shall occur on the date (the "EFFECTIVE DATE") on or before December 4, 1997 that each Lender shall have received each of the following, in form and substance satisfactory to such Lender and its counsel:

( i)  the Notes duly executed by the Borrower;

( ii) the Security and Pledge Agreement duly executed by the Borrower together with such financing statements executed by the Borrower which in the opinion of any Lender are desirable to perfect the liens and security interest created hereby and by the Security and Pledge Agreement;

( iii)      the stock certificates evidencing the Pledged Stock, accompanied by undated stock powers duly executed in blank;

( iv) evidence that either the Interim Order or the Bankruptcy Order, as the case may be, shall have been entered by the Bankruptcy Court approving the Commitments (or such lesser amount as shall be acceptable to the Lenders in their sole discretion), and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended;

( v) a copy of the charter, as amended and in effect, of the Borrower certified as of recent date by the Secretary of State of the State of Delaware, and a certificate from such Secretary of State dated as of recent date as to the good standing of and charter documents filed by the Borrower;

( vi) a certificate from the Secretary of the Borrower, dated the Effective Date, certifying (A) that the attached are true and complete copies of the by-laws of the Borrower as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the other Facility Documents to which the Borrower is a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of the Borrower has not been amended since the date of the certification thereto furnished pursuant to clause (v) above, and (D) as to the incumbency and specimen signature of each officer of the Borrower executing the Facility Documents;

( vii)      a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary of the Borrower;

( viii) a certificate of a duly authorized officer of the Borrower, dated the Effective Date, stating that (A) the representations and warranties in Article 7 of this Agreement and in the other Facility Documents are true and correct on such date as though made on and as of such date, (B) no event has occurred and is continuing which constitutes a Default or an Event of Default hereunder and
(C) no material adverse change in the assets, business, operations or financial condition of the Borrower has occurred or become known since the Petition Date, except as disclosed in writing by the Borrower to the Lender prior to the Effective Date;

( ix) upon the entry of an Order, the liens and security interests in favor of the Lender pursuant hereto and the Security and Pledge Agreement shall be valid and perfected first priority Liens prior (except for Permitted Liens to which such Liens and security interests are subordinate and junior) to all other Liens in or on the collateral intended to be subject thereto;

( x)  copies of all property insurance policies of the Borrower;

( xi) an opinion of Faegre & Benson LLP, as counsel to the Borrower, dated the Effective Date, substantially in the form attached hereto as Exhibit E-1;

( xii)      an opinion of Nina A. Ortega, Assistant General Counsel of the
Borrower, dated the Effective Date, substantially in the form attached hereto as Exhibit E-2;

( xiii) evidence that all fees, retainers and expenses required by this Agreement to be paid on or before the Effective Date shall have been paid in full (or will be upon the making of the Tranche A Loan hereunder); and

( xiv)      such other approvals, opinions or documents as the Lender may reasonably request.

                  ( b) TRANCHE B LOANS. The obligation of Energy to make Tranche B Loans available hereunder shall occur on the date on or after December 20, 1997 (or such earlier date as Energy in its sole discretion may determine by waiving in writing all then-unsatisfied condition(s) contained in this Credit Agreement) (the "SUBSEQUENT ADVANCE DATE") that Energy shall have received each of the following, in form and substance satisfactory to Energy and its counsel:

( i)  evidence that the Effective Date shall have occurred;

( ii) evidence that the Bankruptcy Order shall have become a Final Order;

( iii) evidence that the Plan of Reorganization and Disclosure Statement have been filed with the Bankruptcy Court and made available to creditors of the Borrower and [the Disclosure Statement submitted to the U.S. Trustee for review];

( iv) evidence satisfactory to Tranche B Lender that the Borrower has made significant progress with the Creditor's Committee and lessors of aircraft in respect of support for the Plan of Reorganization;

( v) certificates from a duly authorized officer of the Borrower of the type referred to in clause (a)(viii) above, dated the Subsequent Advance Date; and

( vi) the Budget;

( vii) Tranche B Lender shall otherwise be satisfied in all material respects (in its sole discretion) with the results of its due diligence in respect of the Borrower.

( viii) The Borrower shall have filed a motion requesting that the Bankruptcy Court establish a Bar Date not later than January 16, 1998.

( ix) Evidence that the two vacancies on the Borrower's Board of Directors in respect of Classes I and III of the Borrower's Board of Directors have been filled by two persons designated to act as such by the Majority Lenders, if the Majority Lenders so avail themselves of such right.

            Section 6. 2 ADDITIONAL CONDITIONS PRECEDENT. The obligation of any Lender to make any Loan hereunder is subject to the further conditions precedent that on the date of any Borrowing of a Loan the following statements shall be true:

                  ( a) the representations and warranties made by the Borrower in Article 7 hereunder and in each of the other Facility Documents are true and correct in all material respects on and as of the date of such Borrowing as though made on and as of such date;

                  ( b) No Default or Event of Default has occurred and is continuing, or would result from such Borrowing;

                  ( c) On the date of such Borrowing, the Interim Order or the Bankruptcy Order, as the case may be, shall be in full force and effect and shall not have been reversed, stayed, modified or amended. Unless the Lenders shall have joined in or expressly consented in writing to the same, there shall be no motion of the Borrower pending: (i) to reverse, modify or amend the Interim Order or the Bankruptcy Order, as the case may be, or (ii) to permit any administrative expense or unsecured claim against the Borrower, now existing or hereafter arising, of any kind or nature whatsoever, to have administrative priority equal or superior to the priority of the Lender in respect of the Obligations, except for Carve-Out Expenses, or (iii) to grant or permit the granting of a Lien on any property or assets of the Borrower;

                  ( d) The aggregate unpaid principal amount of the Loans shall not exceed, and after giving effect to the requested Borrowing will not exceed, the Commitments then available; and

                  ( e) The amount of the requested Borrowing shall not exceed the amount by which the Borrower's anticipated expenses as set forth in the Budget for the ten day period following the date of such notice exceeds the Borrower's anticipated cash flow for such period, which, on and after the Subsequent Advance Date, shall be in accordance with the Budget.

            Section 6. 3 CERTIFICATION. Each notice of a Borrowing shall be accompanied by a certificate of a duly authorized officer of the Borrower certifying that the statements contained in Section 6.2 are true and correct both on the date of such notice and, unless the Borrower otherwise notifies the Lenders prior to such Borrowing, as of the date of such Borrowing.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

            The Borrower hereby represents and warrants that upon the occurrence of the Effective Date:

            Section 7. 1 INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the requisite corporate power and, except as disclosed in
Schedule III hereto, has all material governmental licenses, authorizations, consents and approval necessary to own its assets and carry on the business in which it is now engaged or proposed to be engaged; and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by the Borrower and its Subsidiaries makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

            Section 7. 2 CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by the Borrower of the Facility Documents to which it is a party, the grant by the Borrower and the perfection of the security interests purported to be granted in favor of the Lenders hereunder and under the Security Documents, and the exercise by the Lenders of any rights and remedies hereunder or under the other Facility Documents have been duly authorized by all necessary corporate action and do not and will not: (a) contravene any provision of its charter or bylaws; (b) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or affiliates (other than entry of the Interim Order or the Bankruptcy Order, as the case may be, and as otherwise provided under Section
10.3 hereof); (c) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected which would not be cured by entry of the Interim Order or Bankruptcy Order; (d) result in, or require, the creation or imposition of any Lien (other than as provided hereunder and under the Security Documents), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (e) cause the Borrower (or any Subsidiary or affiliate, as the case may be, of the Borrower) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument which would not be cured by entry of the Interim Order and Bankruptcy Order.

            Section 7. 3 LEGALLY ENFORCEABLE AGREEMENTS. Each Facility Document to which the Borrower is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

            Section 7. 4 LITIGATION. Other than the Chapter 11 Case and the chapter 11 case of Mountain Air, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries or any of their respective properties before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or any such Subsidiary or the ability of the Borrower to perform its obligations under the Facility Documents to which it is a party.

            Section 7. 5 TRUE AND COMPLETE DISCLOSURE. No financial statement, information, exhibit or report furnished by the Borrower to the Lenders in connection with this Agreement, including the audited financial statements of the Borrower for the fiscal year ended December 31, 1996, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. All written information furnished heretofore or hereafter by the Borrower to the Lenders in connection with this Agreement or the other Facility Documents and the transactions contemplated hereby and thereby were or will be true, complete and accurate in every material respect, shall or will be prepared in accordance with GAAP and do or will present fairly the financial condition of the entities covered thereby and the results of operations ended thereby, or (in the case of projections or pro forma financial information) based on reasonable estimates, on the date as of which such information is stated or certified. Since the Petition Date, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower or any of its Subsidiaries, except as disclosed in writing to the Lenders prior to the date hereof.

            Section 7. 6 OWNERSHIP AND LIENS. Each of the Borrower and its Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements referred to in Section
7.5 hereof (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any of its Subsidiaries and none of its leasehold interests is subject to any Lien except as permitted under Section 9.2 of this Agreement.

            Section 7. 7 TAXES. Except as disclosed in Schedule V hereto, each of the Borrower and its Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

            Section 7. 8     ERISA.   Neither  the   Borrower   nor  any  ERISA
Affiliate maintains or has an obligation to contribute to any Plan or any Multiemployer Plan. Neither Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in section 406 of ERISA or 4975 of the Code or
(ii) has taken or failed to take any action which would constitute or result in a Termination Event which in each case would have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrower or any of its Subsidiaries. Neither the Borrower nor any ERISA Affiliate has engaged in a transaction within the meaning of Section 4069 of ERISA which would have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrower or any of its Subsidiaries. Neither the Borrower nor ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payments of premiums, and there are no premium payments which have become due which are unpaid. Neither the Borrower nor any ERISA Affiliate has made a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan in either case which would have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrower or any of its Subsidiaries. There are no pending, or to the knowledge of the Borrower or any ERISA Affiliate, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan, or (iii) the Borrower or any ERISA Affiliate with respect to any Plan.

            Section 7. 9 SUBSIDIARIES. Schedule I hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of each Subsidiary of the Borrower or any of its Subsidiaries and any Investments of the Borrower or any of its Subsidiaries in existence on the date hereof. All shares of such stock owned by the Borrower or one or more of its Subsidiaries, as indicated in such Schedule, are owned free and clear of all liens, security interests and other charges and encumbrances.

            Section 7. 10 CREDIT ARRANGEMENTS. Schedule II hereto contains a complete and correct list of all material credit agreements, indentures, purchase agreements, guaranties, Capital Lease Obligations and other investments, agreements and arrangements providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, and the amount outstanding thereunder, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

            Section 7. 11    LICENSES  AND  PERMITS.   Except  as  disclosed  in
Schedule III hereto, the Borrower and each of its Subsidiaries has obtained all material licenses, permits, authorizations or other forms of permission which under federal, state and local laws are necessary or advisable to operate its businesses (including, without limitation, copyrights, trademarks, patents and licenses to use tangible or intangible property and similar rights) in the manner contemplated by the Borrower or such Subsidiary as of the date of this Agreement, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, other than as of a result of the Chapter 11 Case and the chapter 11 case of Mountain Air.

            Section 7. 12 NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS. The Borrower has satisfied all judgments against it and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, other than as of a result of the Chapter 11 Case.

            Section 7. 13 LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of the Borrower or of any of its Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, storm, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which has had or could have a material adverse affect on the business, properties or operations of the Borrower or any such Subsidiary.

            Section 7. 14 INSURANCE. The Borrower maintains with financially sound and reputable insurers adequate insurance with respect to its property and business and those of its Subsidiaries. Schedule IV hereto sets forth a list of all insurance currently maintained by the Borrower and its Subsidiaries.

            Section 7. 15    GOVERNMENTAL  REGULATION.  Neither the Borrower nor
any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

            Section 7. 16    ADMINISTRATIVE PRIORITY; LIEN PRIORITY.

                  ( a) The Obligations of the Borrower will constitute allowed administrative expenses in the Chapter 11 Case having priority over all other administrative expenses and unsecured claims against the Borrower, now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all other administrative expenses of the kind specified in Sections 503(b), 506(c), 507(b) and 726(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses.

                  ( b) The Obligations of the Borrower will be secured by a valid and perfected first Lien on and security interest in all of the Collateral, subject only to the Permitted Liens to which such Liens and security interests shall be junior and subordinate and, notwithstanding anything to the contrary, further subject to and junior to the Carve-Out Expenses which shall be paid from the proceeds of the Collateral in accordance with Section 5.8 of the Security and Pledge Agreement.

            Section 7. 17    BANKRUPTCY  COURT ORDER.   The Interim Order or the
Bankruptcy Order, as the case may be, is in full force and effect, and has not been reversed, stayed, modified or amended.

            Section 7. 18 LIENS ON AIRCRAFT LEASEHOLDS. The Liens set forth on Schedule VI hereto in respect of Aircraft Leaseholds or the aircraft related thereto are solely in the nature of protective filings, and do not secure any obligations of the Borrower other than the Borrower's obligations under the respective Aircraft Leasehold.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

            So long as any Note shall remain unpaid, the Borrower shall:

            Section 8. 1 MAINTENANCE OF EXISTENCE. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its organization, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

            Section 8. 2 CONDUCT OF BUSINESS. (a) Continue, and cause each of its Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement and (b) obtain, and cause each of its Subsidiaries to obtain, from time to time all licenses, permits, authorizations or other forms of permission which under federal, state and local laws are necessary or advisable for operating and maintaining the conduct of the business of the Borrower and its Subsidiaries (including, without limitation, copyrights, trademarks, patents and licenses to use tangible or intangible property and similar rights.

            Section 8. 3 MAINTENANCE OF PROPERTIES AND EXECUTORY CONTRACTS AND LEASES. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties (tangible and intangible) including leased property, necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and all leases and executory contracts necessary or useful in the Borrower's or any of such Subsidiaries' business or operations shall remain in full force and effect, except to the extent otherwise consented to by the Majority Lenders.

            Section 8. 4     MAINTENANCE  OF RECORDS.  Keep,  and cause  each of
its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Subsidiaries.

            Section 8. 5 MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance including insurance against bodily injury and property damage with respect to the Collateral with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. As soon as practicable following the Effective Date and from time to time thereafter, the Borrower shall cause the Lenders to be named as loss payee as their interests may appear under any such insurance policies in effect from time to time.

            Section 8. 6 COMPLIANCE WITH LAWS. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, including and subject to the Bankruptcy Code, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

            Section 8. 7 RIGHT OF INSPECTION. At any reasonable time and from time to time, permit each Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

            Section 8. 8     REPORTING REQUIREMENTS.  Furnish to each Lender:

                  ( a) (i) as soon as available and in any event within 60 days after the end of each fiscal year of the Borrower, the following financial statements and (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the following financial statements accompanied by an opinion thereon acceptable to the Lender by an independent accountant of national standing selected by the Borrower and acceptable to the
Lender: a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flow and statement of changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP;

                  ( b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated income statement and statement of cash flow and statement of changes in stockholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by a duly authorized officer of the Borrower (subject to year-end adjustments);

                  ( c) as soon as available and in any event within 30 days after the end of each month of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such month and a consolidated income statement and statement of cash flow and statement of changes in stockholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by a duly authorized officer of the Borrower (subject to year-end adjustments);

                  ( d) upon the reasonable request of the Lender, copies of all consultants' reports, investment bankers' reports, accountants' management letters, business plans and similar documents. The Borrower shall not be obligated to provide copies of any documents which are subject to an evidentiary privilege and as to which disclosure to any Lender would cause such privilege to be waived, but if the Borrower claims that any document is so privileged, it shall promptly provide the Lender with a letter describing the document and stating the basis for such claim of privilege;

                  ( e) copies of all pleadings, motions, applications, financial information and other papers and documents filed or received by the Borrower in the Chapter 11 Case;

                  ( f) promptly upon their becoming available, copies of all (i) reports, financial statements or other information delivered by the Borrower to its shareholders generally or to the members of any creditors' committee appointed in the Chapter 11 Case, (ii) reports, proxy statements, financial statements and other information generally distributed by the Borrower to its creditors or the financial community in general and (iii) audit or other reports submitted to the Borrower by independent accountants in connection with any annual, interim or special audit of the Borrower;

                  ( g) three days prior to the date to be filed with the Bankruptcy Court, copies of any plan or plans of reorganization for the Borrower (or amendments or modifications thereto) intended by the Borrower to be filed with the Bankruptcy Court (other than the Plan of Reorganization); or

                  ( h) promptly upon becoming aware of any Event of Default or Default, notice thereof, together with a written statement of a senior officer of the Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower;

                  ( i) promptly upon becoming aware thereof, notice of any event which the Borrower believes in good faith is reasonably likely to have, or actually has had, a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrower or any of its Subsidiaries;

                  ( j) notice of all legal and arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, against or affecting the Borrower or any of its Subsidiaries, except proceedings in which there is no reasonable likelihood that an adverse decision could occur that might have a material adverse effect on the operations, business or financial or other condition of the Borrower or any of its Subsidiaries; and

                  ( k) such other information and in such form as any Lender may reasonably request.

            Section 8. 9 FURTHER ASSURANCES. Execute, acknowledge, deliver, record, file, register, perform and do any and all such further acts, deeds, conveyances, security agreements, assignments, estoppel certificates, financing statements, assurances and other instruments as the Lender may reasonably request from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Facility Document, (b) to subject to valid and perfected first priority liens and security interests all Collateral (subject, as to priority, to the Permitted Liens), (c) to perfect and maintain the validity, effectiveness and priority of any of the Facility Documents and the Liens and security interests intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Facility Document. The assurances contemplated by this
Section 8.9 shall be given under applicable nonbankruptcy law as well as the Bankruptcy Code, it being the intention of the parties that the Lender may request assurances under applicable nonbankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Lender) whether or not the Interim Order or the Bankruptcy Order is in force and whether or not dismissal of the Chapter 11 Case or any other action by the Bankruptcy Court is imminent, likely or threatened.

            Section 8. 10 BOARD REPRESENTATION. (a) upon the Subsequent Advance Date, at the Majority Lenders' request, cause its Board of Directors to nominate two Persons designated by the Lenders to fill vacancies currently in existence (or any future vacancy caused by any such nominated director ceasing to be a director) as directors on the Borrower's Board of Directors in respect of Classes I and III of the Borrower's outstanding capital stock and (b) on and after the Subsequent Advance Date, to expand the Board of Directors by up to an additional two seats in respect of Classes I and II of the Borrower's capital stock to be filled, at the Majority Lenders option, by such persons designated to act as such by the Majority Lenders.


                                   ARTICLE IX

                               NEGATIVE COVENANTS

            So long as any Note shall remain unpaid, the Borrower shall not:

            Section 9. 1 DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except (a) Debt of the Borrower under this Agreement and the Notes; and
(b) Debt of the Borrower existing as of the Petition Date.

            Section 9. 2 LIENS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  ( a)  Liens provided for under the Security Documents;

                  ( b)  Liens existing on the Petition Date and identified on
Schedule VI hereto and any replacement liens related thereto granted in accordance with an adequate protection order;

                  ( c) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                  ( d) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  ( e) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

                  ( f) Liens or deposits, or pledges or liens granted to secure the Borrower's obligations under letters of credit issued, to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  ( g) judgment and other similar Liens arising in connection with court proceedings; PROVIDED that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which appropriate reserves have been established; and

                  ( h) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

            Section 9. 3     FINAL BANKRUPTCY COURT ORDER; ADMINISTRATIVE
PRIORITY; LIEN PRIORITY; PAYMENT OF CLAIMS.

                  ( a) Seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Order or the Bankruptcy Order, as the case may be, except for modifications and amendments agreed to by the Majority Lenders, which shall not be unreasonably withheld.

                  ( b) Seek, consent to or suffer to exist a priority for any administrative expense or unsecured claim against the Borrower (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in Sections 503(b), 506(c), 507(b) and 726(b) of the Bankruptcy Code) equal or superior to the priority of the Lender in respect of the Obligations, except for Carve-Out Expenses.

                  ( c) Suffer to exist any Lien on the Collateral having a priority equal or superior to the Liens and security interests in favor of the Lenders in respect of the Obligations, except for Permitted Liens.

                  ( d) Prior to the date on which the Obligations have been paid in full and the Commitments terminated, pay any administrative expense claims except (i) administrative expense claims in respect of the fees and expenses of professionals under Sections 330, 331 and 1103 of the Bankruptcy Code, including without limitation the out-of-pocket costs and expenses of individual members of the Creditors' Committee, accrued, but unpaid, as of December 1, 1997; (ii) any Carve-Out Expenses; (iii) on or before the occurrence and continuation of a Default or Event of Default hereunder, court-approved adequate protection payments in the nature of prepayments or substantially contemporaneous payments for goods and services provided to the Borrower; and (iv) any other administrative expenses incurred in the ordinary course of business during the Chapter 11 Case and, on or after the Subsequent Advance Date, in accordance with the Budget. The Lenders' rights of recoupment or other rights of recovery, if any, with respect to such payments shall be limited by Section 5.2 hereof.

            Section 9. 4 DIVIDENDS. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any of its shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any shares of its capital stock or stock of the Borrower or another such Subsidiary.

            Section 9. 5 MERGERS, ETC. Except for the sale of the COS Terminal, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except that: (a) any such Subsidiary may merge into or transfer assets to the Borrower and (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

            Section 9. 6 SALE OF ASSETS. Except for the sale of the COS Terminal, convey, sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to do the foregoing (other than to the Borrower), in one transaction or a series of transactions, whether voluntarily or involuntarily, any part of its business or property, whether now owned or hereafter acquired except (a) property disposed of in the ordinary course of business and on ordinary business terms, (b) (so long as no Default or Event of Default has occurred and is continuing) the Disposition of assets or property no longer used or useful in the conduct of its business, and (c) property disposed of in accordance with, and as contemplated by, the Budget.

            Section 9. 7 LOCATION OF PROPERTIES. Acquire or maintain any property constituting part of the Collateral outside the counties specified in Annex 4 to the Security and Pledge Agreement, unless financing statements have been previously filed under the Uniform Commercial Code in effect in the jurisdiction wherein such property is located in all appropriate public offices in such jurisdiction, naming the Borrower as debtor and the Lender as secured party.

            Section 9. 8     INVESTMENTS AND ACQUISITIONS.  Make any Acquisition
or make or permit to remain outstanding any Investments, or permit any of its Subsidiaries to do the foregoing, other than Permitted Investments.

            Section 9. 9 OTHER PAYMENTS. Make any payment of principal or interest or otherwise on account of any Debt or trade payable incurred by it prior to the Petition Date, PROVIDED that such payments may be made: (i) to the holders of, or in respect of, wage and employee benefit obligations (including expense reimbursements) which arose prior to the Petition Date; (ii) for ticket/baggage claims of the Borrower's customers; (iii) for fees and commissions payable to travel agencies; (iv) for court-ordered adequate protection payments; and (v) to lessors and non-debtor parties to executory contracts in connection with the assumption of such leases and contracts under
Section 365 of the Bankruptcy Code or under Section 1110 of the Bankruptcy Code, in each case, after the prior consent of such payment has been given by the Majority Lender and, if necessary, approved by the Bankruptcy Court.

            Section 9. 10    FISCAL  YEAR.  Permit  its fiscal  year to end on a
day other than December 31 (or if such day is not a Banking Day, the next preceding Banking Day) or apply to the Bankruptcy Court for authority to do so.

            Section 9. 11 PRESS RELEASES. Without the Majority Lenders prior approval, (not to be in unreasonably withheld) issue any press release or similar public announcement in which any Lender or any affiliate of such Lender is mentioned, except as required by law or regulation or pursuant to an order of any court, governmental authority or official.


                                    ARTICLE X

                                EVENTS OF DEFAULT

            Section 10. 1    EVENTS OF  DEFAULT.   Any of the  following  events
shall be an "Event of Default":

                  ( a) the Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on the Notes or any fee or other amount due hereunder as and when due and payable and such failure shall continue unremedied for three Banking Days; or

                  ( b) any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document to which it is a party or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  ( c) an order with respect to the Chapter 11 Case shall be entered by the Bankruptcy Court, or the Borrower shall file an application for an order with respect to the Chapter 11 Case (i) appointing a trustee in any such Chapter 11 Case or (ii) appointing an examiner in the Chapter 11 Case with the authority to perform the duties of a trustee (other than the duties solely of an examiner) in respect of the estate of the Borrower or the operation of the business of the Borrower; or

                  ( d) an order with respect to the Chapter 11 Case shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a chapter 7 case; or

                  ( e) an order shall be entered by the Bankruptcy Court confirming a plan of reorganization in the Chapter 11 Case, or a plan of reorganization shall be filed, which does not contain a provision for termination of the Commitments and payment in full in cash of all Obligations of the Borrower hereunder and under the other Facility Documents on or before the effective date of such plan or which is not otherwise reasonably satisfactory in all material respects to the Lender; or

                  ( f) an order with respect to the Chapter 11 Case shall be entered by the Bankruptcy Court without the express prior written consent of the Lenders as provided herein, (i) to revoke, reverse, stay, modify, supplement or amend the Interim Order or the Bankruptcy Order or any of the Facility
Documents, (ii) approving the incurrence by the Borrower of any Debt not contemplated hereunder, (iii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the Lender in respect of the Obligations, except for Carve-Out Expenses, (iv) to grant or permit the grant of a Lien other than Liens permitted by Section 9.2(b) on the Collateral or (v) which terminates or results in the rejection of any material lease, including any Aircraft Leasehold, or executory contract used or useful in the operation of the Borrower's business or operations; or

                  ( g) an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of the Borrower with respect to any claim secured by any asset or assets of the Borrower having book value equal to or exceeding $100,000 in the aggregate (other than the order granting relief to KG Leasing, Inc., dated November 21, 1997); PROVIDED, HOWEVER, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of allowing such creditor to determine the liquidated amount of its claim against the Borrower; or

                  ( h) an application for any of the orders described in clauses (c), (d), (e), (f) or (g) above shall be made (x) by a Person other than the Borrower and such application is not contested by the Borrower in good faith or the relief requested is granted in an order that is not stayed pending appeal or (y) by the Borrower; or

                  ( i) any judgment or order shall be entered against the Borrower or any of its Subsidiaries or any other event shall occur or condition exist which does or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrower or any of its Subsidiaries, and there shall be a period of ten consecutive days during which a stay or enforcement of such judgment or order shall not be in effect.

                  ( j) the Security Documents shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected security interest and Lien in and to the property purported to be subject thereto having the priority specified in the Security Documents; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under any such agreement, or the Borrower shall fail to perform any of its obligations thereunder; or

                  ( k) any material license, permit or other authorization by any federal, state or local government or any lease relating to the Collateral which, in each case, is necessary for the use or operation (whether or not leased or owned by the Borrower or any of its Subsidiaries on the date hereof) in the conduct of the businesses engaged in by the Borrower or any Subsidiary on the date hereof shall be revoked or canceled or otherwise terminated; or

                  ( l) a party-in-interest shall file a competing plan of reorganization; or

                  ( m) any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Lender, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then Unfunded Vested Liabilities of such Plan exceed $100,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount), or the Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the Plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an amount exceeding $100,000; or

                  ( n) the Borrower shall: (i) fail to perform or observe in any material respect any other term, covenant or agreement on its part to be performed or observed in any business Facility Document and such failure shall continue unremedied for 5 Banking Days after notice thereof; or (ii) fail to comply in any material respect with any of the terms or provisions of the Interim Order or the Bankruptcy Order.

            Section 10. 2 CONSEQUENCES OF AN EVENT OF DEFAULT. If an Event of Default shall occur and so long as it shall continue, the Majority Lenders may give five days' written notice to the Borrower of such Event of Default, if after five business days the Borrower does not cure such default, Majority Lenders may,

                  ( a) declare the Commitments terminated, whereupon the Commitments will terminate immediately and any fees hereunder shall be immediately due and payable without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

                  ( b) declare the unpaid principal amount of the Notes, interest accrued thereon, and all other amounts owing by the Borrower hereunder or under the Notes to be immediately due and payable without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

            Section 10. 3    CERTAIN REMEDIES.

                  ( a) If an Event of Default has occurred and is continuing, the Majority Lenders may, on five Banking Days' prior written notice to the Borrower and any creditors' committee appointed in the Chapter 11 Case, exercise all rights and remedies which the Lenders may have hereunder or under any other Facility Document, the Interim Order, the Bankruptcy Order or at law (including but not limited to the Bankruptcy Code and the Uniform Commercial Code) or in equity or otherwise, without regard to the automatic stay provided for in
Section 362 of the  Bankruptcy  Code with  respect to the Borrower or any of its property. Within such five Banking Days, the Borrower or any other party-in-interest may seek a hearing before the Bankruptcy Court on the sole issue of whether an Event of Default has, in fact, occurred, and the Lender shall refrain from enforcing any of its remedies hereunder until the Bankruptcy Court has ruled in respect thereof or an agreement has otherwise been reached. Unless the Bankruptcy Court shall order that no Event of Default has occurred, the automatic stay under Section 362 of the Bankruptcy Code shall be vacated with respect to the Collateral, and the Lenders shall be free to exercise all of their rights with respect to the Collateral, subject to the rights of the holders of Permitted Liens, without further approval of the Bankruptcy Court. All proceeds in respect thereof shall be applied by the Lender in accordance with Section 5.8 of the Security and Pledge Agreement, and the Borrower shall remain liable for any deficiencies.

                  ( b) If an Event of Default has occurred and is continuing, the Lenders shall have the following rights:

( i) to direct the Borrower to assume and assign any Aircraft Leasehold to an assignee designated by the Lenders pursuant to Section 365(f) of the Bankruptcy Code;

( ii) to direct the Borrower to seek any consent (other than the consent of the lessor) necessary to the assumption and assignment or the of any Aircraft Leasehold; and

( iii) to collect any proceeds payable to the Borrower as a result of any disposition of the Aircraft Leasehold, including but not limited to any consideration payable by the assignees to the Borrower for the right to obtain the assignment or any reimbursement to the Borrower of security deposits or maintenance reserves resulting from the assignee's assumption and performance of the obligation to pay such deposits or reserves.

                  ( c) Notwithstanding anything herein to the contrary, neither the Borrower nor any of its successors and assigns, including any chapter 11 or chapter 7 trustee for the Borrower, and regardless of whether an Event of Default has occurred and is continuing shall have the right to reject or terminate any Aircraft Leasehold under Section 365(d) of the Bankruptcy Code or otherwise without the express written consent of the Majority Lenders.

                  ( d) All proceeds received in connection with the assumption and assignment of any executory contract or lease, including any Aircraft Leasehold, shall be proceeds of the Collateral and immediately remitted to the Lenders to be applied to reduce the principal of the Loans then outstanding, or if an Event of Default shall have occurred and be continuing, in accordance with
Section 5.8 of the Security and Pledge Agreement.

                  ( e) All such remedies shall be cumulative and not exclusive and shall not be effected by the appointment of a chapter 7 or chapter 11 trustee of the Borrower. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.




                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11. 1 AMENDMENTS AND WAIVERS. Subject to Court approval, the Borrower and the Majority Lenders may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Notes or any other Facility Documents, and the Majority Lenders may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof, any Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or impair any right consequent thereto.

            Section 11. 2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower and their respective successors and assigns (including, except for the right to request Loans, any trustee succeeding to the rights of the Borrower or pursuant to any conversion to a case under chapter 7 of the Bankruptcy Code).

            Section 11. 3 THE LENDER AS PARTY IN INTEREST. The Borrower hereby stipulates and agrees that each Lender is and shall remain a party in interest in the Chapter 11 Case and shall have the right to participate, object and be heard in any motion or proceeding relating to this Agreement and the other Facility Documents, the transaction contemplated hereby and thereby and the rights and remedies afforded the Lenders' hereunder (including but not limited to objections to use of proceeds of the Loans, to the payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease).

            Section 11. 4    EXPENSES AND INDEMNITIES.

                  ( a) The Borrower shall reimburse each Lender on demand for all reasonable costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for such Lender) incurred by such Lender in connection with (i) the negotiation, preparation, performance or enforcement of this Agreement, any term sheet or commitment letter related thereto, the Notes and the other Facility Documents, (ii) the Plan of Reorganization, or any other plan of reorganization for the Borrower, and any exit financing contemplated to be provided by the Lenders thereunder or (iii) the Chapter 11 Case generally. On or before the Effective Date, the Borrower shall deliver to the Lenders a "stay-ahead" retainer in the amount of $100,000 to be applied toward the fees and expenses incurred by the Lenders in accordance with the preceding sentence. The Lenders shall provide the Bankruptcy Court, the Borrower, the United States Trustee and the Creditors' Committee with periodic statements (as frequently as monthly) showing the nature, amount and any balance due in respect of any such fees and expenses incurred by the Lenders in accordance herewith. The balance of any such fees and expenses shall be paid by the Borrower within thirty days after receipt unless a party in interest shall have filed a formal objection thereto with the Bankruptcy Court within such thirty day period. Thereafter, if the parties are unable to reach agreement in respect thereof, a hearing before the Bankruptcy Court solely on the issue of the reasonableness of such fees and expenses will be held.

                  ( b) The Borrower agrees to indemnify each Lender and its directors, officers, employees, representatives, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Loans, or its role in the Chapter 11 Case, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

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                  ( c) The  obligations  of the Borrower under this Section 11.4 shall survive the repayment of the Obligations and the termination of the Commitments.

            Section 11. 5    ASSIGNMENT: PARTICIPATION.  This Agreement shall be
binding upon, and shall inure to the benefit of, the Borrower and the Lenders and their respective successors and assigns including any chapter 11 or chapter 7 trustee for the Borrower, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Lender may assign to an entity reasonably capable of fulfilling Lenders' obligation hereunder, or sell participations in, all or any part of the Obligations (including all or a portion of its Commitment) owing to such Lender to another Lender, an affiliate of either Lender or another financially sound entity, in which event (a) in the case of an assignment, upon notice thereof by the relevant Lender to the Borrower, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were the relevant Lender hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents. The agreement executed by the relevant Lender in favor of the participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant,
(ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the relevant Lender. Each Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); PROVIDED that such Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

            Section 11. 6 NOTICES. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Lenders and to the Borrower by telex or telecopier or by overnight courier or by personal delivery addressed to such party at its address on the signature page of this Agreement. Except as otherwise provided in this Agreement, all such communication shall be deemed to have been given when transmitted by telex or telecopy or personally delivered or, in the case of overnight courier, upon receipt.

            Section 11. 7    TABLE OF CONTENTS; HEADINGS. Any table of contents
and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

            Section 11. 8 SEVERABILITY. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

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

            Section 11. 9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

            Section 11. 10 INTEGRATION. The Facility Documents set forth the entire agreement between the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

            Section 11. 11   GOVERNING  LAW.This Agreement shall be governed by,
and interpreted and construed in accordance with, the internal laws of the State of New York, except to the extent governed by the Bankruptcy Code.

            Section 11. 12 WAIVER OF JURY TRIAL. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AGAINST ANY LENDER, ANY PARTICIPANT, ASSIGNEE OR INDEMNIFIED PARTY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER FACILITY DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY LENDER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH LENDER TO ENTER INTO THIS AGREEMENT.




      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    WESTERN PACIFIC AIRLINES, INC.


                                    By:    ___________________________________
                                    Title: ___________________________________
                                    Address for Notices:
                                    2863 S. Circle Drive, Suite 1100
                                    Colorado Springs, CO 80906
                                    ATTN: Greg Buhler
                                    Telephone:  (719) 527-7106
                                    Telecopy No.:  (719) 527-7481


                                       37
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                                    ENERGY MANAGEMENT CORPORATION


                                    By:    ___________________________________
                                    Title: ___________________________________
                                    Address for Notices:
                                    c/o Smith Management Company
                                    885 Third Avenue
                                    New York, NY  10022
                                    ATTN:  David Persing
                                    Telephone:  (212) 888-5500
                                    Telecopy No.:  (212) 751-9502


                                    SUNDANCE VENTURE PARTNERS, L.P. II.
                                    By:  ANDERSON & WELLS COMPANY,
                                            as general partner


                                    By:    ___________________________________
                                    Title: ___________________________________
                                    Address for Notices:
                                    c/o Anderson & Wells Company
                                    1 Arizona Center
                                    400 E. Van Buren, Suite 750
                                    Pheonix, AZ  85004
                                    ATTN:  Gregory S. Anderson
                                    Telephone:  (602) 252-3441
                                    Telecopy No.:  (602) 252-1450


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